                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            CARLISLE PLASTICS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            CARLISLE PLASTICS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

                            CARLISLE PLASTICS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 1994

     Notice is hereby given that the Annual Meeting of Shareholders of Carlisle Plastics, Inc. will be held at the Harvard Club of Boston, 374 Commonwealth Avenue, Boston, Massachusetts on Tuesday, April 26, 1994 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

          2. To ratify and approve the selection of independent auditors for 1994.

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on February 25, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors,

                                            [Rajiv P. Bhatt SIGNATURE]

                                            RAJIV P. BHATT,
                                            Secretary

Boston, Massachusetts
February 25, 1994

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                            CARLISLE PLASTICS, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Carlisle Plastics, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on April 26, 1994, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at One Union Street, Boston, Massachusetts 02108, and its telephone number is (617) 557-2600. The mailing of this Proxy Statement to shareholders of the Company commenced on or about February 25, 1994.

     The total number of shares of capital stock of the Company outstanding and entitled to vote at the meeting as of February 25, 1994 consists of 8,045,401 shares of Class A Common Stock, $.01 par value per share (the "Class A Stock"), and 9,618,694 shares of Class B Common Stock, $.01 par value per share (the "Class B Stock"). As of February 25, 1994, the Company had no shares of Preferred Stock, $.01 par value per share, outstanding. Only holders of record of Class A Stock and Class B Stock at the close of business on February 25, 1994 will be entitled to vote at the meeting. Each share of Class A Stock is entitled to one vote and each share of Class B Stock is entitled to twenty votes. Thus, based on the shares of each class outstanding as of February 25, 1994, holders of Class B Stock had 95.9% of the potential votes at the Annual Meeting. There is no cumulative voting for directors. The presence in person or by proxy of the holders of the shares representing a majority of the votes entitled to be cast at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

     The following table includes information as of February 25, 1994 concerning the beneficial ownership of the Class A Stock and Class B Stock ("Voting Stock") of the Company by shareholders known to the Company to beneficially own more than five percent of either class, by each other director of the Company, each executive officer named in the Summary Compensation Table, below, and by all officers and directors of the Company as a group, and the percentage of voting power represented by the Voting Stock held by such holders:

                                                CLASS B STOCK            CLASS A STOCK          PERCENT
                                            BENEFICIALLY OWNED(1)         BENEFICIALLY          OF VOTE
                                            ---------------------         OWNED(1)(2)           OF ALL
                                             NUMBER                 ------------------------    CLASSES
             NAME AND ADDRESS                  OF        PERCENT     NUMBER         PERCENT    OF VOTING
           OF BENEFICIAL OWNER               SHARES      OF CLASS   OF SHARES       OF CLASS   STOCK(3)
           -------------------              --------     --------   ---------       --------   ---------
William H. Binnie.........................  5,940,313(4)   61.8%       28,282(5)         *        59.2%
  P.O. Box 771
  Rye, NH 03870

Christos I. Grigoriou.....................  1,707,448(6)   17.8%      338,700(6)       4.1%       17.2%
  699 Middle Street
  Middletown, CT 06457

Grant M. Wilson...........................  1,374,119      14.3%      291,354          3.6%       13.9%
  111 Pond Street
  Cohasset, MA 02025

Rajiv P. Bhatt............................         --        --        77,000(7)         *           *

Clifford A. Deupree.......................         --        --        34,000(7)         *           *

David E. Wilbur, Jr.......................         --        --       282,300(7)       3.4%          *

Yehochai Schneider........................    108,142       1.1%        2,500(7)         *         1.1%

Clarence M. Schwerin III..................         --        --        15,000(7)(8)      *           *

Samuel H. Smith, Jr.......................         --        --         8,000(7)(8)      *           *

All officers and directors of the
  Company as a group (8 persons)..........  7,422,574      77.2%      738,436(7)       9.0%       74.4%
- ---------------

*Less than 1%

(1) Except as otherwise indicated, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Excludes beneficial ownership of Class B Stock, which is convertible into Class A Stock at any time on a one-for-one basis, and which automatically converts into Class A Stock upon a transfer of Class B Stock to any person who is not one of the holders of Class B Stock, certain family members of certain holders of Class B Stock, trusts for the benefit of such family members or entities controlled by the holders of such shares of Class B Stock.

(3) Each share of Class A Stock is entitled to one vote, and each share of Class B Stock is entitled to 20 votes.

(4) Excludes 181,358 shares of Class B Stock owned by members of Mr. Binnie's immediate family, as to which Mr. Binnie disclaims beneficial ownership.

(5) Includes 4,000 shares of Class A Stock owned by William H. Binnie as custodian for one of his children, as to which shares Mr. Binnie disclaims beneficial ownership.

(6) Includes 1,707,448 shares of Class B Stock and 300,000 shares of Class A Stock owned by the Grigoriou Family Limited Partnership.

(7) Includes the following number of shares of Class A Stock which may be purchased pursuant to the exercise of currently exercisable outstanding options: Mr. Bhatt, 75,000 shares; Mr. Deupree, 30,000 shares; Mr. Wilbur, 50,000 shares; Mr. Schneider, 2,500 shares; Mr. Schwerin, 5,000 shares; Mr. Smith, 5,000 shares; and all officers and directors as a group, 167,500 shares.

[FN]
(8) Does not include 2,500 shares of Class A Stock, with respect to each of Messrs. Schwerin and Smith, which may be purchased pursuant to the exercise of options to be automatically granted in conjunction with the April 26, 1994 Annual Meeting of Shareholders under the terms of the Company's 1991 Employee Incentive Plan. See "Executive Compensation -- Director Compensation."

                             ---------------------

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Although the Company's Bylaws currently provide for a Board of Directors consisting of nine persons, only eight directors will be elected at this year's annual meeting of shareholders, each to serve until the Company's next annual meeting or until a successor is elected and qualified. The nominees represent all of the directors of the Company elected at last year's annual meeting.

     The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate as of the date of the meeting for reasons not presently known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

                                                                                        DIRECTOR
         NAME AND AGE                PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS        SINCE
         ------------                --------------------------------------------       --------
William H. Binnie (36)........   Chairman of the Board of Directors and Chief             1985
                                 Executive Officer of the Company since 1985.

Rajiv P. Bhatt (36)...........   Chief Financial Officer of the Company since 1989;       1991
                                 Secretary of the Company since 1990.

Clifford A. Deupree (57)......   President of the Company's Molded Products Group         1991
                                 since 1992; President of the Company's Plastic
                                 Hangers Division since August 1989; Plant manager of
                                 the Company's hanger facilities in California and
                                 Mexico since February 1989.

David E. Wilbur, Jr. (51).....   President of the Company's Film Products Group since     1992
                                 1992; Vice Chairman, Edina Group, Inc. (a merger and
                                 acquisition company) and President of Wilbur and
                                 Associates (a consulting and merger and acquisition
                                 company) from 1990 to 1992; President and Chief
                                 Operating Officer of Poly-Tech, Inc. from 1984 to
                                 1990.

Yehochai Schneider (60).......   Private investor in numerous acquisitions within the     1991
                                 plastics industry for more than the past five years.

Clarence M. Schwerin III
  (61)........................   Private investor for more than the past five years.      1991

Samuel H. Smith, Jr. (64).....   Chairman of the Board and President of Classic           1991
                                 Plastic Machinery Company since 1990 and President of
                                 the Samuel Smith Group, Inc. (a plastics industry
                                 consulting company) since 1989.

Grant M. Wilson (53)..........   Private investor and Chairman of Cohasset Capital        1985
                                 Corporation for more than the past five years;
                                 Formerly an officer and director of JPS Textiles
                                 Group, Inc. ("JPS") (a textiles company which filed a
                                 petition for reorganization under the federal
                                 bankruptcy laws in 1990 and emerged from bankruptcy
                                 in 1991; Mr. Wilson has not been associated with JPS
                                 since 1991).

     The affirmative vote of holders of Voting Stock representing a majority of the voting power represented at the meeting is required for the election of the nominees.

OTHER INFORMATION REGARDING THE BOARD

     Meetings. The Board of Directors met four times during 1993.

     Board Committees. The Board of Directors has two standing committees of the Board of Directors, the Compensation Committee and the Audit Committee. Messrs. Smith and Schwerin currently comprise the Compensation Committee, which met twice during 1993. The Compensation Committee makes recommendations to the Board of Directors with regard to compensation of employees and non-employee directors of the Company and administers the 1991 Employee Incentive Plan. The Audit Committee is currently comprised of Messrs. Smith and Schwerin. The Audit Committee met once in 1993. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Company does not have a nominating committee.

                             EXECUTIVE COMPENSATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the years ending December 31, 1993, 1992 and 1991, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to William H. Binnie, the Company's Chief Executive Officer, and each of the other executive officers of the Company as of December 31, 1993 (together with Mr. Binnie the "Named
Executives"), whose total cash compensation exceeded $100,000 during 1993 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                                             -----------------------------
                                                                                PAYOUTS
                                                                AWARDS        ------------
                                     ANNUAL COMPENSATION     -------------     LONG-TERM
                                     --------------------       OPTIONS        INCENTIVE       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY      BONUS      (# OF SHARES)    PLAN PAYOUTS    COMPENSATION
- ---------------------------  ----    --------    --------    -------------    ------------    ------------
William H. Binnie            1993         (1)         -0-           -0-              -0-             -0-
  Chief Executive Officer    1992         (1)         -0-           -0-              -0-             -0-
                             1991         (1)         -0-           -0-              -0-
Rajiv P. Bhatt               1993    $150,416    $100,000        50,000              -0-             -0-
  Chief Financial Officer    1992     150,403      50,000           -0-(2)           -0-             -0-
  and Secretary              1991     107,899     128,500        75,000(2)      $250,000(3)
Clifford A. Deupree          1993     200,819     100,000       100,000              -0-             -0-
  President -- Molded        1992     193,545         -0-        25,000(4)           -0-             -0-
  Products Group             1991     150,000     127,500        50,000(4)           -0-
David E. Wilbur, Jr.         1993     300,834         -0-           -0-              -0-             -0-
  President -- Film
     Products                1992     102,179(5)      -0-       400,000              -0-        $ 38,846(5)
  Group                      1991         -0-         -0-           -0-              -0-

- ---------------

(1) The Company paid management fees to a management company or companies owned directly or indirectly by Mr. Binnie in the amounts of $1.5 million in 1993 and 1992 and $2.0 million in 1991. See "Certain Transactions -- Management Fees."

(2) Options to purchase 75,000 shares granted in 1991 were repriced in 1992.

(3) Payment received upon termination of the 1991 Phantom Stock Plan.

[FN]
(4) Options to purchase 50,000 shares granted in 1991 and options to purchase 25,000 shares granted in 1992 were repriced in 1992.

(5) Mr. Wilbur became President -- Film Products Group effective September 1, 1992 and received a salary for only four months in 1992. Amount indicated under "All Other Compensation" represents the amount which Mr. Wilbur was paid pursuant to a consulting agreement for a portion of 1992 before he became an executive officer.


STOCK OPTIONS

     The following table contains information concerning grants of stock options under the Company's 1991 Employee Incentive Plan to the Named Executives during
1993:

                             OPTION GRANTS IN 1993

                                                                                            POTENTIAL
                                                    INDIVIDUAL GRANTS                  REALIZABLE VALUE AT
                                      ----------------------------------------------   ASSUMED ANNUAL RATE
                                                  % OF TOTAL                             OF STOCK PRICE
                                                   OPTIONS     EXERCISE                 APPRECIATION FOR
                                                  GRANTED TO    PRICE                      OPTION TERM
                                      OPTIONS     EMPLOYEES      PER      EXPIRATION   -------------------
     NAME                             GRANTED      IN 1993      SHARE        DATE         5%        10%
     ----                             -------     ----------   --------   ----------   --------   --------
William H. Binnie...................      -0-          -0-         N/A          N/A         N/A        N/A
Rajiv P. Bhatt......................   50,000(1)     12.8%      $ 6.00      4/27/03    $147,946   $413,279
Clifford A. Deupree.................  100,000(2)     25.6%      $ 6.00      4/27/03     295,892    826,558
David E. Wilbur, Jr.................      -0-          -0-         N/A          N/A         N/A        N/A

- ---------------

(1) The option vests as follows: 10,000 shares on each of December 31, 1994, 1995, 1996, 1997 and 1998.
(2) The option vests as follows: 20,000 shares on each of December 31, 1994, 1995, 1996, 1997 and 1998.


OPTION EXERCISES AND HOLDINGS

     None of the Named Executives exercised stock options in 1993. The following table sets forth information with respect to the Named Executives concerning the unexercised options held by them as of December 31, 1993:

                                            YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                       OPTIONS AT 12/31/93               12/31/93(1)
                                                   ---------------------------   ---------------------------
     NAME                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
     ----                                          -----------   -------------   -----------   -------------
William H. Binnie................................        -0-            -0-              N/A            N/A
Rajiv P. Bhatt...................................     75,000         50,000       $  178,125    $    68,750
Clifford A. Deupree..............................     30,000        145,000           71,250        244,375
David E. Wilbur, Jr..............................     50,000        350,000          168,750      1,181,250

- ---------------

(1) Based on the closing price of $7.375 per share for the Company's Class A Stock on December 31, 1993.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") consists of two nonemployee directors who make decisions pertaining to executive compensation and benefits. The members of the Committee are currently Messrs. Smith and Schwerin. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for decisions about awards under the Company's 1991 Employee Incentive Plan (the "Plan"), which must be made solely by the Committee in order for the grants or awards under such plan to satisfy Rule 16b-3 under the Securities Exchange Act of 1934. Set forth below is a report submitted by Messrs. Smith and Schwerin in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for 1993 as they affected the Named Executives.

     Compensation Policies Toward Executive Officers. The Committee's executive compensation policies are designed to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is targeted at levels that the Committee believes are consistent with others in the Company's industry and reflect corporate performance. As a result, the Named Executives' actual compensation levels in a particular year may be above or below those of the Company's competitors, depending upon the Company's and the individual executive's performance. In 1993, the Company retained a compensation consulting firm to analyze the compensation data of manufacturing companies of similar size to the Company. The Committee will use this comparative information, in addition to information on corporate performance and the performance of individual executives, for purposes of evaluating compensation for 1994.

     The Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has utilized these elements in the Company's compensation packages for executive officers. Awards of stock options under the Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives.

     Compensation to the Named Executives for 1993, as reflected in the foregoing tables, consisted of base salary and annual bonus. The Committee also awarded stock options under the Plan in 1993, as indicated in the foregoing tables.

     Salary. The base salary of each of the Named Executives was the same in 1993 as it was in 1992. The Company sustained a net loss in 1992, and no increases were given.

     Bonus. The bonuses for officers for 1993 were established in early 1994, based upon the Committee's evaluation and weighing of corporate, business unit and individual performance. Measures of corporate performance include the Company's operating income and net income. Measures of business unit performance include sales growth, market share and operating income for the business unit. Individual performance measures are established annually by management. After the end of each year, the Committee determines the bonus for each executive based on the individual's value, experience level and the attainment of the preestablished performance goals.

     Options/Stock Based Compensation. During 1993, the Committee granted stock options under the Plan to two of the Named Executives. The numbers of shares covered by these grants were based on each executive's duties and performance.

     Under the Plan, the Committee may also award stock appreciation rights and restricted stock to key employees. To date, no awards of stock appreciation rights or restricted stock have been made under the Plan.

     Mr. Binnie's Compensation. Mr. Binnie, the Company's Chief Executive Officer, is not compensated directly by the Company. Instead, the Company pays management fees to a management company owned by Mr. Binnie under a three-year management agreement entered into by the Company in 1991. See "Certain Transactions -- Management Fees."

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF
DIRECTORS:

         Samuel H. Smith, Jr.                  Clarence M. Schwerin III


STOCK PERFORMANCE

     The following graph sets forth a comparison of the cumulative shareholder return of the Company's Class A Common Stock from May 16, 1991 (the effective date of the Company's initial public offering) to the dates indicated, with the cumulative total return for the same periods for the S&P 500 Stock Index and for the Value Line Household Products Industry Index (the "Peer Group"):

      Measurement Period
    (Fiscal Year Covered)             CPA           S&P 500       Peer Group
5/16/91                             100.00           100.00         100.00
12/31/91                             89.77           114.23         122.57
12/31/92                             48.86           123.25         138.14
12/31/93                             67.04           135.55         148.22

(1) The graph compares the cumulative total return as of the end of 1991, 1992 and 1993 on a hypothetical $100 investment in the Company's Class A Common Stock, the companies in the S&P 500 Index and the companies in the Household Products Index as of May 16, 1991, assuming the reinvestment of dividends (the Company has not paid dividends on either the Class A or Class B Common Stock).

EMPLOYMENT AGREEMENT

     Mr. Wilbur entered into an employment agreement with the Company in July 1992 for a term of three years beginning September 1, 1992. Under the Agreement, Mr. Wilbur is entitled to a base salary of $300,000 per annum, plus a bonus based on a combination of the performance of the Company and/or the Film Products Group and Mr. Wilbur's contribution as President of the Film Products Group.

DIRECTOR COMPENSATION

     During 1993, each non-employee director other than Mr. Wilson (Messrs. Schwerin, Smith and Schneider) received $2,500 per meeting attended. No additional compensation is paid to directors for serving on any committees.

     Under the 1991 Employee Incentive Plan, all directors serving on the Compensation Committee of the Board of Directors annually receive an automatic grant of a ten year non-qualified option to purchase 2,500 shares of Class A Stock at an exercise price equal to the fair market value of the Class A Stock on the date of grant. Pursuant to the Plan, on April 27, 1993, Messrs. Schwerin and Smith were each granted an option to purchase 2,500 shares of Class A Stock at an option price of $5.3125 per share, which was the average of the high and low price of the Company's Common Stock for the date of grant, as quoted on New York Stock Exchange.

                              CERTAIN TRANSACTIONS

     Management Fees. The Company entered into a three-year Management Agreement (the "Management Agreement") dated May 22, 1991 with Carlisle Plastics Management Corporation ("CPMC", a wholly owned subsidiary of Carlisle Capital Corporation ("CCC")) (CCC, in turn, is wholly-owned by Mr. Binnie). Mr. Binnie has been the president of CCC since 1983. Since the Company's inception, it has compensated CCC for its services through the use of management fees. The Company paid management fees to companies owned directly or indirectly by Mr. Binnie of $1.5 million in 1993 and 1992 and $2.0 million in 1991. Pursuant to the Management Agreement, CPMC provides management and oversight assistance to the Company in the areas of strategic planning, financial and banking relationships, executive resource management, coordination of legal, auditing, taxation, pension, actuarial and other required professional services and other business decision-making strategies. CPMC receives a management fee of $1.5 million for each of the three one-year periods ending May 22, 1992, 1993 and 1994. Because Mr. Binnie controls the Company and CPMC, he has the power to amend or terminate the Management Agreement, including the power to increase the management fee payable thereunder.

     Note Receivable from Affiliate. At December 31, 1993, the Company had a $0.1 million note receivable from Bercon of Canada, an affiliate of the Company. The Company provides purchasing, accounting and other administrative services for Bercon of Canada. In 1993, the Company received $0.1 million from Bercon of Canada as payment for the services rendered.

     Leases. The Company leases a 17,000 sq. ft. plastic container manufacturing facility in Portland, Maine from Sturbridge Yankee Workshop, Inc. (a corporation wholly-owned equally by Mr. Binnie and one of his brothers). The lease expires in 1997. Rent paid by the Company to lease this space in 1993 was $0.1 million. Management of the Company believes that the terms of the lease were negotiated on an arm's length basis and reflect the fair lease value of the premises at the time the Company entered into the lease.

     The Company leases 5,700 sq. ft. of office space, which has served as the Company's headquarters since 1989, from One Union Street Limited Partnership (which is principally owned and controlled by Messrs. Binnie and Wilson). The lease expires in 2002. Rent paid by the Company to lease this space in 1993 was approximately $0.2 million. Management believes, but has not independently verified, that the terms of the lease reflected the fair lease value of the premises at the time the Company entered into the lease.

     The Company leases an aircraft from Carlisle Air Corporation, which is indirectly owned by Mr. Binnie. During 1993, lease payments were paid to Carlisle Air Corporation in the amount of $0.3 million in connection therewith. Management believes that the terms of the lease reflected the fair lease value of the aircraft at the time the Company entered into the lease.

     Purchases of Materials. During 1993, the Company purchased materials in the ordinary course of business at a cost of $0.3 million from North & Judd, a corporation wholly-owned by Mr. Grigoriou. Management believes that the prices paid for the materials reflected the fair value of the materials at the time the purchases were made.

                                   PROPOSAL 2

                              APPROVAL OF AUDITORS

     Deloitte & Touche, independent auditors, have been auditors for the Company since 1985. They have been reappointed by the Board of Directors, upon recommendation of the Audit Committee, as the Company's auditors for 1994 and shareholder approval of the appointment is requested.

     Representatives of Deloitte & Touche will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE.

                             ---------------------

                             SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Carlisle Plastics, Inc. 1995 Annual Meeting of Shareholders is expected to be held on or about April 21, 1995 and proxy materials in connection with that meeting are expected to be mailed on or about March 27, 1995. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before November 28, 1994.

                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% shareholders ("insiders") of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in the Company's common stock. To the Company's knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its insiders were complied with during 1993, except as follows. Messrs. Smith and Schwerin, the non-employee directors who are members of the Compensation Committee, each made a late filing in 1993 in connection with reporting the automatic grants of stock options they received in May 1992 under the 1991 Employee Incentive Plan.

ABSTENTION AND BROKER "NON-VOTES"

     If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting of Shareholders for the transaction of business, although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Therefore, abstentions and broker "non-votes" have the same effect as votes against the proposals.

OTHER MATTERS

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Annual Report of the Company for 1993 is enclosed herewith and contains the Company's financial statements for the year ended December 31, 1993. A copy of the Annual Report on Form 10-K, as filed by the Company with the Securities and Exchange Commission, is also enclosed herewith. An additional copy of the Annual Report on Form 10-K will be furnished without charge to any shareholder who requests it in writing from Investor Relations, Carlisle Plastics, Inc., at the address noted on the first page of this Proxy Statement.

                                            By the Order of the Board of
                                            Directors

                                            [Rajiv P. Phatt SIGNATURE]

                                            RAJIV P. BHATT,
                                            Secretary

                           CARLISLE PLASTICS, INC.

              ANNUAL MEETING OF SHAREHOLDERS -- APRIL 26, 1994
P
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R

O       The undersigned hereby appoints William H. Binnie and Rajiv P. Bhatt, or either of them, as proxies, each with the power to appoint his substitute, X and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of CARLISLE PLASTICS, INC. which the undersigned
Y would be entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 1994, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF ALL THE NOMINEES AND "FOR" PROPOSAL (2).

                                                                  -----------
                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
                                                                     SIDE
                                                                  -----------
- --- Please mark
 X  votes as in
- --- this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1. ELECTION OF DIRECTORS
NOMINEES:  William H. Binnie, Rajiv P. Bhatt, Clifford A. Deupree, Yehochai
Schneider, Clarence M. Schwerin III, Samuel H. Smith, Jr., David E. Wilbur,
Jr., Grant M. Wilson
                     FOR                  WITHELD
                   -------                -------


                   -------                -------

- -------


- -------___________________________________
    For all nominees except as noted above

2.  Proposal to approve the appointment of Deloitte & Touche as the independent auditors of the Corporation.
                     FOR        AGAINST      ABSTAIN
                   -------      -------      -------


                   -------      -------      -------

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



              MARK HERE   --------
             FOR ADDRESS
             CHANGE AND
            NOTE AT LEFT  --------

Please vote, date and sign this proxy exactly as your name is printed hereon. When signing as attorney, executor, adminstrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: _____________________________________ Date: _______________________

Signature: _____________________________________ Date: _______________________